Exhibit 99.1
Investor Relations: Media Relations:	Patricia Figueroa Ann Imes +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for
the Fourth Quarter and Full Year 2023

Company reports EPS of $5.15, Economic EPS of $6.86 in the fourth quarter of 2023
EPS of $17.42, Economic EPS of $19.48 for the full year 2023

Net income (controlling interest) of $673 million, Economic Net Income (controlling interest) of $718 million(i)
Completed investment in Ara Partners, a private markets firm specializing in industrial decarbonization, further enhancing AMG's exposure to secular growth areas
Repurchased $574 million in common stock or approximately 10% of our shares outstanding in 2023, inclusive of $225 million accelerated share repurchase program

WEST PALM BEACH, FL, February 5, 2024 — AMG, a leading partner to independent investment management firms globally, today reported its financial and operating results for the fourth quarter and year ended December 31, 2023.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“AMG reported 2023 Economic Earnings per share of $19.48, reflecting the disciplined execution of our strategy, including allocating capital to the areas of highest growth and return. AMG's focus on investing in secular growth areas continued to diversify our business, further distinguishing our unique profile, which includes independent firms operating in private markets, liquid alternatives, and differentiated active equities.

“AMG recently celebrated 30 years of successfully partnering with independent investment management firms globally. As we enter our next decade, AMG continues to provide the advantages of partnership to magnify our Affiliates' long-term success and actively support their independence. In 2023, we invested our capital and resources in and alongside our Affiliates, including to develop new products and expand their client reach into new geographies. In addition, as AMG's unique partnership model continued to attract outstanding firms seeking a strategic partner, we welcomed two new private markets Affiliates, Forbion and Ara Partners, which are focused on life sciences and industrial decarbonization, respectively. With the addition of these new Affiliates, AMG's dedicated private markets Affiliates manage approximately $115 billion in aggregate client assets and, in 2023, they raised approximately $16 billion on a pro forma basis,(ii) highlighting the ongoing secular demand for our Affiliates' specialized strategies.

“AMG enters 2024 with significant momentum across our business, increasing opportunities to invest for growth, and an excellent capital position. Given our and our Affiliates' distinct competitive advantages, we are well-positioned to create meaningful incremental shareholder value over time.”

FINANCIAL HIGHLIGHTS	Three Months Ended		Years Ended
(in millions, except as noted and per share data)	12/31/2022	12/31/2023	12/31/2022	12/31/2023
Operating Performance Measures
AUM (at period end, in billions)	$650.8	$672.7	$650.8	$672.7
Average AUM (in billions)	642.2	648.1	709.4	660.3
Net client cash flows (in billions)	(10.5)	(6.1)	(33.0)	(29.2)
Aggregate fees	1,884.3	1,560.9	5,560.5	5,066.6
Financial Performance Measures
Net income (controlling interest)	$777.8	$196.2	$1,145.9	$672.9
Earnings per share (diluted)(1)	17.40	5.15	25.35	17.42
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$377.7	$296.2	$1,053.8	$935.7
Economic net income (controlling interest)	290.1	242.9	797.2	717.8
Economic earnings per share	7.40	6.86	20.02	19.48

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

(i) In the third quarter of 2023, AMG completed both the sale of EQT shares received in connection with the BPEA Transaction and the sale of its outstanding equity interests in Veritable; the gains related to / from these transactions are included in GAAP financial metrics and are excluded from applicable non-GAAP financial metrics, including Economic net income (controlling interest).
(ii) Pro forma represents the combined fundraising as if our new Affiliate investments during 2023 had been consummated as of January 1, 2023.

Capital Management
During the fourth quarter of 2023, the Company repurchased approximately $133 million in common stock, bringing full-year share repurchases, inclusive of the $225 million accelerated share repurchase program entered into at year-end 2022 and completed in the second quarter of 2023, to approximately $574 million. The Company also announced a fourth-quarter cash dividend of $0.01 per share of common stock, payable February 29, 2024 to stockholders of record as of the close of business on February 15, 2024.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in a diverse array of high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates' existing advantages and actively supports their independence and ownership culture. As of December 31, 2023, AMG’s aggregate assets under management were approximately $673 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13743794. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENTS OF CHANGES (in billions)

BY STRATEGY - QUARTER TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, September 30, 2023	$231.2	$173.4	$133.4	$97.8	$635.8
Client cash inflows and commitments	9.9	6.5	4.4	5.0	25.8
Client cash outflows	(7.6)	(10.6)	(8.5)	(5.2)	(31.9)
Net client cash flows	2.3	(4.1)	(4.1)	(0.2)	(6.1)
New investments	5.1	—	—	—	5.1
Market changes	3.1	15.2	13.7	6.5	38.5
Foreign exchange	1.9	2.4	0.5	0.5	5.3
Realizations and distributions (net)	(2.4)	(0.2)	(0.7)	(0.1)	(3.4)
Other	(2.4)	(0.1)	0.0	(0.0)	(2.5)
AUM, December 31, 2023	$238.8	$186.6	$142.8	$104.5	$672.7

BY STRATEGY - YEAR TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2022	$220.9	$186.1	$133.3	$110.5	$650.8
Client cash inflows and commitments	32.4	19.7	18.0	19.6	89.7
Client cash outflows	(23.1)	(46.0)	(30.9)	(18.9)	(118.9)
Net client cash flows	9.3	(26.3)	(12.9)	0.7	(29.2)
New investments	8.1	—	—	—	8.1
Veritable*	(0.2)	—	—	(17.6)	(17.8)
Market changes	8.7	25.0	22.5	10.8	67.0
Foreign exchange	2.1	2.4	0.5	0.3	5.3
Realizations and distributions (net)	(7.3)	(0.3)	(0.7)	(0.3)	(8.6)
Other	(2.8)	(0.3)	0.1	0.1	(2.9)
AUM, December 31, 2023	$238.8	$186.6	$142.8	$104.5	$672.7

BY CLIENT TYPE - QUARTER TO DATE	Institutional	Retail	High Net Worth	Total
AUM, September 30, 2023	$333.9	$186.8	$115.1	$635.8
Client cash inflows and commitments	13.4	7.4	5.0	25.8
Client cash outflows	(14.0)	(12.3)	(5.6)	(31.9)
Net client cash flows	(0.6)	(4.9)	(0.6)	(6.1)
New investments	5.1	—	—	5.1
Market changes	14.9	15.5	8.1	38.5
Foreign exchange	3.0	1.9	0.4	5.3
Realizations and distributions (net)	(1.8)	(1.6)	(0.0)	(3.4)
Other	0.4	(1.7)	(1.2)	(2.5)
AUM, December 31, 2023	$354.9	$196.0	$121.8	$672.7

BY CLIENT TYPE - YEAR TO DATE	Institutional	Retail	High Net Worth	Total
AUM, December 31, 2022	$333.5	$188.9	$128.4	$650.8
Client cash inflows and commitments	38.5	31.5	19.7	89.7
Client cash outflows	(50.2)	(47.7)	(21.0)	(118.9)
Net client cash flows	(11.7)	(16.2)	(1.3)	(29.2)
New investments	7.9	—	0.2	8.1
Veritable*	(0.2)	—	(17.6)	(17.8)
Market changes	28.0	25.5	13.5	67.0
Foreign exchange	3.0	1.9	0.4	5.3
Realizations and distributions (net)	(6.0)	(2.4)	(0.2)	(8.6)
Other	0.4	(1.7)	(1.6)	(2.9)
AUM, December 31, 2023	$354.9	$196.0	$121.8	$672.7
__________________________
* Assets under management attributable to Veritable as of the closing date.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	12/31/2022	12/31/2023
Consolidated revenue	$539.6	$502.7

Consolidated expenses:
Compensation and related expenses	274.5	244.5
Selling, general and administrative	109.8	84.8
Intangible amortization and impairments	12.2	10.8
Interest expense	29.7	31.4
Depreciation and other amortization	4.0	3.0
Other expenses (net)	22.2	9.6
Total consolidated expenses	452.4	384.1

Equity method income (net)(3)	214.2	125.7
Affiliate Transaction gains(4)	641.9	—
Investment and other income(4)	115.6	29.8
Income before income taxes	1,058.9	274.1

Income tax expense	227.8	29.8
Net income	831.1	244.3

Net income (non-controlling interests)	(53.3)	(48.1)
Net income (controlling interest)	$777.8	$196.2

Average shares outstanding (basic)	37.5	33.7
Average shares outstanding (diluted)	46.0	41.3

Earnings per share (basic)	$20.75	$5.83
Earnings per share (diluted)(1)	$17.40	$5.15

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	12/31/2022	12/31/2023
Net income (controlling interest)	$777.8	$196.2
Intangible amortization and impairments	78.1	39.9
Intangible-related deferred taxes	4.2	12.8
Affiliate Transactions(4)	(576.0)	—
Other economic items	6.0	(6.0)
Economic net income (controlling interest)	$290.1	$242.9

Average shares outstanding (adjusted diluted)	39.2	35.4
Economic earnings per share	$7.40	$6.86

Net income (controlling interest)	$777.8	$196.2
Interest expense	29.7	31.4
Income taxes	226.2	34.5
Intangible amortization and impairments	78.1	39.9
Affiliate Transactions(4)	(743.6)	—
Other items	9.5	(5.8)
Adjusted EBITDA (controlling interest)	$377.7	$296.2
See Notes for additional information.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended
(in millions, except per share data)	12/31/2022	12/31/2023
Consolidated revenue	$2,329.6	$2,057.8

Consolidated expenses:
Compensation and related expenses	1,071.5	907.5
Selling, general and administrative	385.5	358.2
Intangible amortization and impairments	51.6	48.3
Interest expense	114.4	123.8
Depreciation and other amortization	15.8	13.0
Other expenses (net)	34.7	45.8
Total consolidated expenses	1,673.5	1,496.6

Equity method income (net)(3)	338.1	280.0
Affiliate Transaction gains(4)	641.9	133.1
Investment and other income(4)	110.3	117.1
Income before income taxes	1,746.4	1,091.4

Income tax expense	358.3	185.3
Net income	1,388.1	906.1

Net income (non-controlling interests)	(242.2)	(233.2)
Net income (controlling interest)	$1,145.9	$672.9

Average shares outstanding (basic)	38.5	35.1
Average shares outstanding (diluted)	49.0	42.2

Earnings per share (basic)	$29.77	$19.18
Earnings per share (diluted)(1)	$25.35	$17.42

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Years Ended
(in millions, except per share data)	12/31/2022	12/31/2023
Net income (controlling interest)	$1,145.9	$672.9
Intangible amortization and impairments	195.0	128.5
Intangible-related deferred taxes	45.5	57.3
Affiliate Transactions(4)	(576.0)	(122.1)
Other economic items	(13.2)	(18.8)
Economic net income (controlling interest)	$797.2	$717.8

Average shares outstanding (adjusted diluted)	39.8	36.8
Economic earnings per share	$20.02	$19.48

Net income (controlling interest)	$1,145.9	$672.9
Interest expense	114.4	123.8
Income taxes	347.4	185.2
Intangible amortization and impairments	195.0	128.5
Affiliate Transactions(4)	(743.6)	(162.7)
Other items	(5.3)	(12.0)
Adjusted EBITDA (controlling interest)	$1,053.8	$935.7
See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Years Ended
(in millions)	12/31/2022	12/31/2023
Assets
Cash and cash equivalents	$429.2	$813.6
Receivables	316.0	368.4
Investments in marketable securities	716.9	461.0
Goodwill	2,648.7	2,523.6
Acquired client relationships (net)	1,876.0	1,812.4
Equity method investments in Affiliates (net)	2,139.5	2,288.5
Fixed assets (net)	68.5	67.3
Other investments	421.6	480.9
Other assets	264.6	243.9
Total assets	$8,881.0	$9,059.6

Liabilities and Equity
Payables and accrued liabilities	$778.3	$628.5
Debt	2,535.3	2,537.5
Deferred income tax liability (net)	464.7	463.8
Other liabilities	461.7	466.3
Total liabilities	4,240.0	4,096.1

Redeemable non-controlling interests	465.4	393.4
Equity:
Common stock	0.6	0.6
Additional paid-in capital	695.5	741.4
Accumulated other comprehensive loss	(203.4)	(167.6)
Retained earnings	5,718.2	6,389.6
	6,210.9	6,964.0
Less: treasury stock, at cost	(2,980.6)	(3,376.1)
Total stockholders’ equity	3,230.3	3,587.9
Non-controlling interests	945.3	982.2
Total equity	4,175.6	4,570.1
Total liabilities and equity	$8,881.0	$9,059.6

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended		Years Ended
(in millions)	12/31/2022	12/31/2023	12/31/2022	12/31/2023
Numerator
Net income (controlling interest)	$777.8	$196.2	$1,145.9	$672.9
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	19.1	12.9	82.9	49.0
Interest expense on junior convertible securities, net of taxes	3.4	3.4	14.0	13.4
Net income (controlling interest), as adjusted	$800.3	$212.5	$1,242.8	$735.3
Denominator
Average shares outstanding (basic)	37.5	33.7	38.5	35.1
Effect of dilutive instruments:
Stock options and restricted stock units	1.7	1.7	1.3	1.7
Hypothetical issuance of shares to settle Redeemable non-controlling interests	5.0	4.2	7.4	3.7
Junior convertible securities	1.8	1.7	1.8	1.7
Average shares outstanding (diluted)	46.0	41.3	49.0	42.2

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash expenses and to improve comparability between periods. In the first quarter of 2023, we updated the definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest) to reflect AMG's strategic evolution, including our increased allocation of capital toward private markets and liquid alternatives. To align with the economic impact of these capital allocation decisions, the updated definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest): (i) include only the realized economic gains and losses on seed capital, general partner commitments, and other strategic investments and (ii) exclude any unrealized gains and losses on strategic investments (consistent with the existing treatment of seed capital and general partner commitments). We have retroactively applied this definition change to prior periods.
Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to the BPEA and Veritable Transactions, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. We believe that many investors use this non-GAAP measure when assessing the financial performance of companies in the investment management industry.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, gains and losses related to the BPEA and Veritable Transactions, net of tax, and other economic items which include gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, certain Affiliate equity activity, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. Economic net income (controlling interest) is used by management and our Board of Directors as our principal performance benchmark, including as one of the measures for aligning executive compensation with stockholder value.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which

Notes (continued)

could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Years Ended
(in millions)	12/31/2022	12/31/2023	12/31/2022	12/31/2023
Average shares outstanding (diluted)	46.0	41.3	49.0	42.2
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(5.0)	(4.2)	(7.4)	(3.7)
Junior convertible securities	(1.8)	(1.7)	(1.8)	(1.7)
Average shares outstanding (adjusted diluted)	39.2	35.4	39.8	36.8

These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC’s website at www.sec.gov.

(3)    The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method income (net):

	Three Months Ended		Years Ended
(in millions)	12/31/2022	12/31/2023	12/31/2022	12/31/2023
Equity method earnings	$284.1	$158.3	$497.2	$375.6
Equity method intangible amortization and impairments	(69.9)	(32.6)	(159.1)	(95.6)
Equity method income (net)	$214.2	$125.7	$338.1	$280.0

(4)    The following table presents the impact of the sales of our equity interests in Baring Private Equity Asia ("BPEA") to EQT AB (“EQT”), a public company listed on Nasdaq Stockholm (EQT ST) in the fourth quarter of 2022, pursuant to which we received ordinary shares of EQT, (the “BPEA Transaction”), and Veritable, LP (“Veritable”) to a third party in the third quarter of 2023 (the “Veritable Transaction”):

	Three Months Ended		Years Ended
(in millions)	12/31/2022	12/31/2023	12/31/2022	12/31/2023
Affiliate Transaction gains	$641.9	$—	$641.9	$133.1
Investment and other income - Realized and unrealized gains on EQT shares	101.7	—	101.7	29.6
Affiliate Transaction gains, pre-tax	743.6	—	743.6	162.7
Income taxes	(167.6)	—	(167.6)	(40.6)
Affiliate Transaction gains, after-tax	$576.0	$—	$576.0	$122.1

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, pandemics and related changes in the global economy, capital markets and the asset management industry, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.